CONSULTING AGREEMENT
                              --------------------



          This CONSULTING AGREEMENT ("Agreement") is made and entered into as of March 31, 2001 ("Effective Date") by and between BIG FOOT FINANCIAL CORP., a corporation organized and existing under the laws of the State of Illinois and having its executive offices at 1190 RFD, Long Grove, Illinois 60047-7304 ("Corporation") and GEORGE M. BRIODY, residing at 9407 Loch Glen Court, Crystal Lake, Illinois 60014 ("Consultant").


                              W I T N E S S E T H :
                              -------------------


          WHEREAS, the Corporation is a savings and loan holding company of which Fairfield Savings Bank, F.S.B., a savings bank organized and operating under the federal laws of the United States ("Bank"), is a wholly-owned subsidiary; and

          WHEREAS, the Consultant is an executive of the Corporation and the Bank and is familiar with its business, operations and properties; and

          WHEREAS, the Consultant has expressed an interest in retiring and, in connection therewith, withdrawing from the day-to-day management of the Company and the Bank; and

          WHEREAS, the Consultant, the Corporation and the Bank have determined that it is in their mutual best interest to provide for an orderly transition of management responsibilities by assuring that the successor management team has continuing access, during a transition period, to the Consultant's wisdom, experience and knowledge of the Bank and its operations; and

          WHEREAS, the Consultant is willing to make his services available to the Corporation on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, the Corporation and the Consultant hereby agree as follows:


          SECTION 1. ENGAGEMENT; PERIOD OF ENGAGEMENT.

          The Corporation offers to engage the Consultant, and the Consultant hereby accepts such engagement, to provide services to the Corporation as a consultant for a period of five (5) years beginning on the Effective Date and ending on the day before the fifth anniversary of the Effective Date or, if earlier, the date of termination of this Agreement in accordance with section 6 hereof ("Period of Engagement").

          SECTION 2. EXTENT OF SERVICES.

          (a) During the Period of Engagement, the Consultant shall do or hold himself available to do the following:

          (i) The Consultant shall hold himself available during regular business hours to perform such services in connection with the ownership, maintenance and operation of the businesses and assets of the Corporation and its affiliates as the Corporation may reasonably request; PROVIDED, HOWEVER, that the Corporation shall have no obligation to avail itself of the Consultant's services. The Corporation may, in its sole and absolute discretion, engage other employees or independent contractors to perform any or all of the services for which the Consultant is available under this section 2(a)(i).

          (ii) In addition to the services, if any, to be provided pursuant to section 2(a)(i) of this Agreement, the Consultant may serve as a non-employee director of the Corporation or the Bank and receive compensation therefor in the manner in effect from time to time for non-employee directors of the Corporation and the Bank, as applicable. If, and for such portion of the Period of Engagement as the Consultant shall serve as a non-employee director of the Corporation or the Bank, he shall hold the positions and titles of Chairman of the Board of Directors of the Corporation ("Board") and Chairman of the Board of Directors of the Bank ("Bank Board"), but such positions and titles shall not accord him the status or authority of an employee or officer of the Corporation or the Bank. As Chairman of the Board and Bank Board, the Consultant shall preside over board meetings and serve as a liaison between management and the boards. Termination of service as a non-employee director of either board for any reason whatsoever shall, concurrently and without any further act or deed on the part of the Consultant or the Corporation, extinguish the Consultant's position and title as Chairman of such board but shall not otherwise affect his engagement as a consultant.

The Corporation shall not require the Consultant to perform services under this Agreement on more than ten (10) business days or for more than 100 hours in a calendar quarter. The Consultant may perform services, as an employee or independent contractor, other than for the Corporation to the extent that the performance of such services does not impair the Consultant's availability to perform services for the Corporation as contemplated by this Agreement or contravene the provisions of section 5 of this Agreement.

          (b) In the performance of any services required of him hereunder, the Consultant shall have exclusive control over the manner of performance of such services, including, without limitation: the selection, supervision and compensation of personnel, if any, in addition to the Consultant to be involved in the performance of such services; the selection of methods, procedures, strategies and equipment to be employed in the performance of such services; and determination of the places and dates at which such services will be performed.

          SECTION 3. COMPENSATION.

          (a) In consideration for the availability of the Consultant's services hereunder, as well as for any services to be provided hereunder, the Corporation shall pay to the Consultant a retainer at the monthly rate of NINE THOUSAND TWO HUNDRED AND SIXTY-SEVEN DOLLARS ($9,267), payable monthly, the first such payment to be made on the first business day of the first calendar month following the Effective Date; PROVIDED, HOWEVER, that no payment shall be made for any month after the month in which this Agreement terminates, except as provided in section 6 hereof.

          (b) The Consultant's employment as a common law employee of the Bank and the Corporation shall terminate on the Effective Date, and such termination shall be treated as a voluntary resignation due to retirement for purposes of the Employment Agreement between the Consultant and the Bank and the separate Employment Agreement between the Consultant and the Corporation. Thereafter, the Consultant shall continue to receive such compensation and benefits for which he may be eligible as a former employee but shall not otherwise be eligible to participate in the employee benefit and compensation plans of the Bank or the Corporation.

          (c) For so long as the Consultant performs services for the Bank or the Corporation in any capacity as an employee, director or consultant, he shall not be deemed to have incurred a termination of service or a retirement for purposes of determining the vesting of the stock options and restricted stock awarded to him under the Big Foot Financial Corp. 1997 Recognition and Retention Plan or the Big Foot Financial Corp. 1997 Stock Option Plan.

          (d) The compensation provided under this section 3 shall be in addition to and not in substitution for any compensation or benefits which the Consultant may be eligible to receive under the compensation and benefit programs in effect for non-employee directors of the Bank or the Corporation. In addition to participation in the compensation and benefit programs generally applicable to non-employee directors, the Corporation shall, for so long as the Consultant remains a non-employee director of the Corporation, reimburse him for the premium costs he incurs to purchase group health insurance coverage for himself and his spouse under any group health plan maintained by the Corporation or the Bank for the benefit of non-employee directors. In the event of a change in control (as such term is defined in the Big Foot Financial Corp. 1997 Recognition and Retention Plan) while the Consultant is serving as a non-employee director of the Corporation, the Corporation shall provide the Consultant and his spouse, at the Corporation's expense for so long as either of them shall live, continued health insurance coverage on terms and conditions no less favorable than those in effect for them immediately prior to the occurrence of the change in control.

          SECTION 4. EXPENSES.

          (a) The Corporation shall provide the Consultant with office facilities and secretarial and other support services on its premises to the extent required to perform the consulting services contemplated herein, as determined by the Corporation in its discretion.

          (b) If, in connection with the performance of service hereunder at the request of the Corporation, the Consultant incurs out-of-pocket costs for reasonable expenses of a type for which other providers of professional services to the Corporation would be reimbursed by the Corporation, he shall be entitled to reimbursement therefor by the Corporation in accordance with the standards and procedures in effect from time to time for expense reimbursements to the Corporation's professional advisors.

          SECTION 5. CONFIDENTIALITY; NONSOLICITATION; COVENANT NOT TO COMPETE.

          (a) During the Period of Engagement and at all times thereafter, the Consultant, except as previously authorized by the Corporation in writing, shall keep confidential and shall refrain from using or disclosing for the benefit of any person or entity other than the Corporation or its affiliates any document or information obtained in the course of performing services under this Agreement or as an officer, employee, or director of the Corporation or the Bank prior to the Effective Date. The preceding sentence shall not apply to the use or disclosure of any such document or information: (i) on or following the date on which such information or document is first readily ascertainable from public or published information or trade sources; or (ii) in connection with any judicial or administrative investigation, inquiry or proceeding to the extent compelled pursuant to applicable law and as to which, unless expressly prohibited by applicable law, the Consultant has given advance notice to the Corporation.

          (b) The Consultant acknowledges that during the course of his employment with the Corporation or the Bank and performance of service for the Corporation under this Agreement he may develop or otherwise acquire papers, files or other records involving or relating to confidential or secret plans, design information of any kind, devices, material, research, new product development, customers or customer lists. All such papers, files and other records shall be the exclusive property of the Corporation and shall, together with any and all copies thereof, be returned to the Corporation upon the earliest to occur of the termination of this Agreement, the expiration of the Period of Engagement, and a request by the Corporation for the return thereof.

          (c) The Consultant hereby covenants and agrees that, during the Period of Engagement and at all times thereafter, he shall not, without the written consent of the Corporation, either directly or indirectly:

          (i) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Corporation or any affiliate to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any entity that directly or indirectly competes with this Corporation in any market area in which it is then active;

          (ii) provide any information, advice or recommendation with respect to any such officer or employee of any entity engaged or to be engaged in the same or a competing business with the Corporation or any affiliate that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Corporation or any affiliate to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any entity that directly or indirectly competes with the Corporation or any affiliate in any market area in which it is then active;

          (iii) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Corporation or any affiliate to terminate an existing business or commercial relationship with the Corporation or any affiliate.

          (iv) engage or participate in, assist or have interest in, directly or indirectly, any business or enterprise which is directly or substantially in competition with the present or presently contemplated business or prospects of the Corporation or its affiliates within the territories in which the Corporation or its affiliates are operating, engaged in starting operations or acquiring new operations;

          (v) take any action as a result of which the relations between the Corporation and its affiliates and their customers or others are impaired or which is otherwise detrimental to the business of the Corporation and its affiliates as then conducted.

The Consultant acknowledges that the businesses of the Corporation and its affiliates include, but are not limited to, the acceptance of deposits in all territories located within a one hundred (100) mile radius of any branch office of any banking subsidiary of the Corporation, the origination of residential and commercial mortgage loans in any state in which the Corporation or any of its subsidiaries maintains a loan production facility or has a contractual relationship with one or more mortgage brokers for the origination or referral for origination of mortgage loans and that the entities that compete substantially, directly or indirectly, with the Corporation and its affiliates include, but are not limited to any entity which solicits or accepts deposits within a one hundred (100) mile radius of any branch office of any banking subsidiary of the Corporation and any person or entity that originates mortgage loans or solicits mortgage loans for origination by others in any state in which the Corporation or any of its subsidiaries maintains a loan production facility or has a contractual relationship with one or more mortgage brokers for the origination or referral for origination of mortgage loans.

          (d) The duties and obligations imposed on the Consultant under this section 5 are intended to be in addition to, and not in limitation or exclusion of, any duties and obligations which the Consultant may owe to the Corporation or its affiliates under applicable law. This section 5 shall be construed and enforced so as to give effect to this intent. The Consultant hereby stipulates that the Corporation has a legitimate business interest in restricting the Consultant's activities in the manner provided herein, and that the compensation paid to him hereunder is adequate compensation to him for the imposition and observance of such restrictions.

          SECTION 6. TERMINATION OF AGREEMENT.

          This Agreement and the Period of Engagement established hereunder shall terminate immediately upon the occurrence of any of the following events:
(a) the Consultant's death; (b) a determination by the Corporation, on the basis of competent medical evidence (access to which shall not be unreasonably withheld by the Consultant), that the Consultant is mentally or physically unable to perform the services which may be required of him hereunder; (c) the Consultant's breach of his obligations under sections 2, 5, 7 or 9 hereof; or
(d) a determination by the Corporation, acting in good faith, that the Consultant has been convicted of a felony or has engaged in illegal, dishonest or morally reprehensible conduct resulting in material injury to the Corporation or its businesses or reputation. Upon termination of the Agreement upon the occurrence of events described in section

6(a) or (b) the Consultant (or in the event of his death, his estate) shall be deemed to have accrued the right to continue to receive monthly retainer payments in the amount provided under section 3(a) through the fifth anniversary of the Effective Date and shall continue to be bound by sections 5, 7, and 9 of this Agreement but shall otherwise have no further obligations hereunder. Following the termination of this Agreement under any other circumstances, the Corporation shall have no further obligations hereunder, but the Consultant shall continue to be bound by the provisions of sections 5, 7 and 9.

          SECTION 7. NO EMPLOYMENT RELATIONSHIP CREATED.

          The relationship between the Corporation and the Consultant shall be that of client and independent contractor. The Corporation shall not assume, and specifically disclaims, any obligations of an employer to an employee which may exist under applicable law. The Consultant shall not have any of the rights of an employee with respect to the Corporation, and specifically waives any and all such rights. The Consultant hereby agrees to take any and all such actions as the Corporation may reasonably request in order to establish that no employment relationship exists between the parties. The Consultant shall be treated as an independent contractor for all purposes of federal, state and local income taxes and payroll taxes. In the event that it shall be determined that the Corporation is liable for the payment of taxes or the provision of statutorily mandated benefits with respect to the Consultant on account of his engagement hereunder, all amounts which the Corporation is required to pay for such taxes or benefits, or both, shall be deducted from the compensation otherwise payable to the Consultant.

          SECTION 8. RIGHT TO SPECIFIC PERFORMANCE.

          The Consultant hereby agrees that any breach of his covenants and agreements under sections 5, 7 or 9 of this Agreement will cause irreparable injury to the Corporation for which the Corporation has no adequate remedy at law. Therefore, the Consultant agrees that each and every covenant and agreement set forth in section 5, 7 and 9 shall, in addition to and not by way of limitation of any other remedy (including money damages) which may be available, be specifically enforceable against him by any party entitled to enforcement thereof.

          SECTION 9. SUCCESSORS AND ASSIGNS.

          This Agreement will inure to the benefit of and be binding upon the Consultant, his legal representatives and testate or intestate distributees, and the Corporation, and their respective successors and assigns, including, in the case of the Corporation, any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of the Corporation may be sold or otherwise transferred. Notwithstanding the foregoing, the availability of the personal services of the Consultant is an integral part of this Agreement. The Consultant's duty of performance hereunder shall not be subject to assignment, and the rights, if any, of the Consultant hereunder shall inure to the benefit of his legal representatives and testate or intestate distributees only to the extent that such rights shall have accrued prior to the date of the Consultant's death or legal incapacity.

          SECTION 10. NOTICES.

          Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

          If to the Consultant:

                   George M. Briody
                   9407 Loch Glen Court
                   Crystal Lake, Illinois 60014

          If to the Corporation:

                   Big Foot Financial Corp.
                   1190 RFD
                   Long Grove, Illinois 60047-7304
                   Attention:  Chief Executive Officer

                   with a copy to:

                   Thacher Proffitt & Wood
                   Two World Trade Center
                   New York, New York  10048
                   Attention: W. Edward Bright, Esq.

          SECTION 11. SEVERABILITY.

          A determination that any provision of this Agreement, in whole or in part, is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof or of any part of the provision in question not determined to be unenforceable.

          SECTION 12. WAIVER.

          Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

          SECTION 13. COUNTERPARTS.

          This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

          SECTION 14. GOVERNING LAW.

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois without giving effect to the conflict of law principles of such laws. Notwithstanding anything herein contained to the contrary, any payments to the Consultant by the Corporation, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C.ss.1828(k), and any regulations promulgated thereunder.

          SECTION 15. HEADINGS AND CONSTRUCTION.

          The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

          SECTION 16. ENTIRE AGREEMENT; MODIFICATIONS.

          This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or rep resentations relating to the subject matter hereof; PROVIDED, HOWEVER, that this instrument shall not supersede the Employment Agreements entered into on December 19, 1997, by and between the Corporation and the Consultant and the Bank and the Consultant (as the same may have been amended from time to time), it being understood and agreed that such Employment Agreements remain in full force and effect to the extent that the provisions thereof survive the termination of the Consultant's services as a common law employee of the Bank and the Corporation in a voluntary resignation. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

          SECTION 17. DISPUTE RESOLUTION.

          Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The arbitration shall be held in Chicago, Illinois, or at such other place as may be selected by mutual agreement. The arbitration shall be conducted before a panel of three neutral arbitrators, all of whom shall be members of the Bar of the State of Illinois, actively engaged in practice of law for at least ten (10) years. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within ten (10) days after their appointment; if the arbitrators selected by the parties hereto are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the President of the American Arbitration Association or his designee. Either party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party pending the arbitral tribunal's determination of the merits of the controversy. Neither party nor the arbitrators may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties. The prevailing party shall be entitled to an award of reasonable attorneys' fees.

          SECTION 18. SURVIVAL.

          Any provision of this Agreement which contemplates the taking of action or the performance of duty after the Period of Engagement, including, but not limited to, the provisions of sections 5, 7, 8, 9 and 18 of this Agreement, shall survive the termination of this Agreement and the expiration of the Period of Engagement.

                   IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and the Consultant has hereunto set his hand, all as of the day and year first above written.


                                            ____________________________________
                                                 George M. Briody


                                            BIG FOOT FINANCIAL CORP.


                                            By:_________________________________


                                            Title:______________________________


ATTEST:


By_________________________________
              SECRETARY